                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 7, 1999



                       PRODIGY COMMUNICATIONS CORPORATION
          ____________________________________________________________
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
               __________________________________________________
                 (State or other jurisdiction of incorporation)



           000-25333                                 04-3323363
    __________________________           _________________________________
     (Commission File Number)            (IRS Employer Identification No.)



                   44 SOUTH BROADWAY, WHITE PLAINS, NY 10601
             ______________________________________________________
              (Address of principal executive offices) (Zip code)


      (Registrant's telephone number, including area code): (914) 448-8000


                                       NA
        _______________________________________________________________
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     On September 7, 1999, Prodigy Communications Corporation ("Prodigy") entered into a definitive agreement to acquire the BizOnThe.Net web hosting business and subscribers of U.S. Republic Communications, Inc. ("USR"), an indirect majority-owned subsidiary of VarTec Telecom, Inc. ("VarTec"). The transaction is structured as an asset purchase. The closing of the transaction is subject to certain customary closing conditions and regulatory approvals.

     The purchase price payable at the closing will consist of 1,454,545 shares of Prodigy common stock, $11 million in cash and the repayment of a $9 million loan from VarTec to USR. USR can elect to receive additional shares in lieu of some or all of the $11 million cash payment, in which case the number of additional shares to be issued will be determined based upon market value immediately prior to the closing date.

     Prodigy will also be required to issue an additional 727,272 shares into an escrow account. Some or all of these shares will be released to U.S. Republic at various times over the two-year period following the closing. The escrow account will secure the indemnification obligations of USR and USR's shareholders as well as certain post-closing adjustments.

     In addition to the amounts payable at closing, in 2001 Prodigy will be required to issue up to 727,272 shares, contingent upon the attainment by the acquired business of specified earn-out targets.

     The parties agreed to value the Prodigy stock issued in the acquisition at $27.50 per share, other than any shares issued in lieu of the $11 million cash payment described above. Based on the agreed valuation, and assuming the issuance of all shares issuable pursuant to the foregoing earn-out and escrow arrangements, the total purchase price is $100 million. The actual value of the total purchase price is dependent upon the market price of Prodigy common stock and the number of shares issued to USR under the foregoing earn-out and escrow arrangements.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 10, 1999                  PRODIGY COMMUNICATIONS CORPORATION



                                           By:  /s/ Andrea S. Hirsch
                                                -----------------------------
                                                Andrea S. Hirsch
                                                Executive Vice President and
                                                General Counsel